                                   Exhibit 11

                Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES


                                     For the Quarter Ended     For the Nine Months Ended
                                          September 30               September 30
                                      ------------------------   ------------------------
                                         1998         1997          1998         1997
                                      -----------  -----------   -----------  -----------
BASIC:
------

Average Number of Common Shares        39,124,705   38,594,676    39,066,872   38,585,460



Net Income                            $15,654,000  $12,457,000   $36,222,000  $36,447,000
Preferred Dividends
                                      -----------  -----------   -----------  -----------
Available to Common Shares            $15,654,000  $12,457,000   $36,222,000  $36,447,000
                                      ===========  ===========   ===========  ===========

Basic Earnings Per Common Share:      $      0.40  $      0.32   $      0.93  $      0.94
                                      ===========  ===========   ===========  ===========



DILUTED:
--------

Average Number of Common Shares        39,124,705   38,594,676    39,066,872   38,585,460
Average Number of Common Share
   Equivalents                            695,718      785,246       686,995      610,948
                                      -----------  -----------   -----------  -----------
Average Shares and Share
   Equivalents Outstanding             39,820,423   39,379,922    39,753,867   39,196,408
                                      ===========  ===========   ===========  ===========

Net Income                            $15,654,000  $12,457,000   $36,222,000  $36,447,000
Preferred Dividends
                                      -----------  -----------   -----------  -----------
Available to Common Shares            $15,654,000  $12,457,000   $36,222,000  $36,447,000
                                      ===========  ===========   ===========  ===========

Diluted Earnings Per Common Share     $      0.39  $      0.32   $      0.91  $      0.93
                                      ===========  ===========   ===========  ===========
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